UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 12, 2017

Mediacom LLC

Mediacom Capital Corporation

(Exact name of registrants as specified in their charter)

New York New York	333-82124-01 333-82124-04	06-1433421 06-1513997
(State or other jurisdiction of incorporation or organization)	(Commission File Nos.)	(I.R.S. Employer Identification Nos.)

1 Mediacom Way

Mediacom Park, New York 10918

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (845) 443-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 12, 2017, in connection with a lender presentation to private lenders and potential lenders, Mediacom LLC provided preliminary estimates for the three months ended December 31, 2016, and such estimates are provided below. Investors are cautioned that Mediacom LLC has not yet completed its financial closing procedures for the year ended December 31, 2016, and these estimates have not been audited or verified by Mediacom LLC’s independent auditors. Accordingly, such preliminary financial and operating data may change, and those changes may be material. Therefore, investors are cautioned not to place undue reliance on these estimates.

Mediacom LLC estimates that as of, and for the three months ended December 31, 2016:

-	Revenues were between $197.0 - $198.0 million

-	Operating income was between $41.5 - $44.0 million

-	Adjusted system cash flow (“ASCF”) was between $84.5 - $85.5 million

-	Ending senior secured debt under Mediacom LLC’s existing bank credit facility of $897.0 million

-	Ending video customers of 365,000

-	Ending high-speed data customers of 513,000

-	Ending phone customers of 215,000

ASCF is not a financial measure calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States. Mediacom LLC defines ASCF as operating income before depreciation and amortization and management fees, plus investment income from affiliate. Mediacom LLC believes that ASCF is useful for investors because it enables them to assess our performance in a manner similar to the methods used by management, and provide measures that can be used to analyze its value and evaluate its performance compared to other companies in the cable industry. For a reconciliation of ASCF to operating income for the three months ended December 31, 2016, see below (dollars in millions).

Three Months Ended December 31, 2016

ASCF	$84.5 - $85.5
Management fees	(3.5 - 4.0)
Depreciation and amortization	(33.5 - 34.5)
Investment income from affiliate	(4.5)

Operating income	$41.5 - $44.0

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements, including statements regarding management’s beliefs with respect to future events and our future financial performance. These forward-looking statements are not guarantees of future performance or results, and are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those management anticipates as a result of various factors, many of which are beyond the control of Mediacom LLC. Significant factors that may cause such differences to occur include, but are not limited to: increased levels of competition; greater than anticipated programming and other service costs; the ability to generate sufficient cash flow to meet debt service obligations; and other risks and uncertainties discussed in Form 10-K and other periodic reports of Mediacom LLC. Mediacom LLC disclaims any obligation to update any forward-looking statements contained herein, except as required by applicable federal securities laws.

Item 8.01.	Other Events

On January 12, 2017, Mediacom LLC and Mediacom Capital Corporation issued a press release announcing that they have called for redemption the entire aggregate $250 million outstanding principal amount of their 7 1⁄4% Senior Notes due 2022. A copy of the press release is being filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Name

99.1	Press Release dated January 12, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2017

Mediacom LLC

By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer

Date: January 12, 2017

Mediacom Capital Corporation

By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release dated January 12, 2017.